UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    November 1, 2018

AquaVenture Holdings Limited
(Exact name of registrant as specified in Charter)

British Virgin Islands	001-37903	98-1312953
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification No.)

c/o Conyers Corporate Services (B.V.I.) Limited Commerce House, Wickhams Cay 1 P.O. Box 3140 Road Town British Virgin Islands VG1111 (Address of principal executive office)

(813) 855-8636 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

EXPLANATORY NOTE

On November 1, 2018, AquaVenture Holdings, Inc., a wholly-owned subsidiary of AquaVenture Holdings Limited (the “Company”), announced an executive transition plan.

This Amendment No. 1 on Form 8-K/A amends and supplements the disclosure in Item 5.02 of the Current Report on Form 8-K filed by the Company on November 1, 2018 (the “Original Form 8-K”) to provide updated information regarding the formal appointment of and changes to compensation arrangements of certain officers. All of the other information in the Original Form 8-K remains unchanged. This amendment should be read in conjunction with the Original Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on December 31, 2018, Douglas Brown formally resigned in his position as Chief Executive Officer of the Company and of Seven Seas Water. Mr. Brown will remain with the Company, focusing on mergers and acquisitions, and will also continue as Chairman of the Board of Directors of the Company (the “Board”). Commencing January 1, 2019 Mr. Brown, as the Company’s Chairman and as a continuing executive focusing on business development activities, will be paid a salary of $450,000 per year.  While Mr. Brown will not have a target bonus, he will remain eligible for a discretionary bonus.  In addition, Mr. Brown will be granted long-term incentive grants worth $900,000.

The  Board formally approved the appointment of Anthony Ibarguen, 59, to the role of Chief Executive Officer of the Company, effective January 1, 2019. Mr. Ibarguen will also continue to serve as a member of the Board and President of the Company, as well as Chief Executive Officer of Quench, which are positions he has held since June 2014 and October 2010, respectively. Mr. Ibarguen has also served on the board of directors of the Federal Reserve Bank of Philadelphia, since January 2018, and on the board of directors of Insight Enterprises (NASDAQ: NSIT), a Fortune 500 information technology business, since July 2008. He served as Insight’s interim Chief Executive Officer in 2009. From 2004 to 2008, he was the Chief Executive Officer of Alliance Consulting Group, a privately held information technology consulting firm. During that time, he also served on the board of directors of CCOR Inc. (NASDAQ: ARRS), a global on-demand network solutions provider. He holds a B.A. in Marketing from Boston College and an M.B.A. from Harvard Business School.

Commencing January 1, 2019 Mr. Ibarguen, as the Company’s Chief Executive Officer and as the Chief Executive Officer of Quench, will be paid a salary of $500,000 per year and have a target bonus of $350,000. In addition, Mr. Ibarguen will be granted long-term incentive grants worth $1,000,000.

Further, as part of the management transition, on December 31, 2018, the Board appointed Olaf N. Krohg as the Chief Executive Officer of Seven Seas Water and an  executive officer of the Company, effective January 1, 2019. Mr. Krohg, 56, has served as the Vice President of Mergers and Acquisitions of Seven Seas Water since June 2016. Mr. Krohg served as President and CEO of Scallop Imaging LLC from 2014 to 2015.  From 2004 to 2013 he served in various leadership roles, including Chairman and Chief Executive Officer, of Dimensional Photonics International, Inc. (“DPI”), which was acquired by Danaher (NYSE: DHR) in 2010. Prior to 2004, Mr. Krohg served in partner and director roles for various private equity firms and their portfolio companies, including Advent International from 1992 to 2001. He has also served as a management consultant with McKinsey & Company.  Mr. Krohg holds a B.S. in Business Administration from Boston University and an M.B.A. from Harvard Business School.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2019	AquaVenture Holdings Limited

	By:	/s/ Lee S. Muller
Lee S. Muller
Chief Financial Officer

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